Exhibit 10.31

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Addendum No. 3 to the Distribution Agreement

This Addendum No. 3 to the Distribution Agreement (the “3rd Addendum”) is made and entered into as of this 28th day of October, 2008 (the “3rd Addendum Effective Date”), by and between diaDexus, Inc. (“DIADEXUS”), and The Binding Site (“BINDING SITE”).

WHEREAS, BINDING SITE and DIADEXUS are parties to a Distribution Agreement effective January 30, 2007 and modified it with Addendum No. 1 on February 1, 2007, and Addendum No. 2 on June 15, 2007 (collectively, the “Agreement”);

WHEREAS, the parties desire to amend such Agreement as follows:

1.	Please replace the last sentence of Section 1 (a) with the following language: This Agreement shall [*] unless either party provides notice in writing 30 days prior to [*].

2.	Please replace Section 1 (c) Products Covered with the following language: “Products” shall mean those Products listed in Table 1 and Table 2 of Exhibit A, attached. Table 1 and Table 2 may be updated with new Products from time to time.

3.	Please add the following language to Section 1 (d) Right to Distribute the Products: BINDING SITE may distribute Products listed in Table 1 of Exhibit A without restriction pursuant to the terms of this Agreement. Only upon the express written consent of DIADEXUS shall BINDING SITE be permitted to [*].

4.	Please replace the first sentence of Section 2 (b) with the following language: [*]

5.	Please replace the first sentence of Section 2 (c) with the following language: Except as provide for in Section 2(d), in order to avoid conflicts of interest in distribution of DIADEXUS Products, BINDING SITE shall be limited to laboratories [*].

6.	[*].

7.	Please replace Section 2 (d) with the following language:

Customers available to BINDING SITE are those customers defined in this Section 2 (d) and [*] pursuant to Section 2 (k):

(i)	[*]
(ii)	[*]
(iii)	[*]

[*] shall be only be made available to BINDING SITE upon the express written consent of DIADEXUS.

8.	Please remove the following sentence from Section 2 (e): BINDING SITE agrees not to distribute Products to customers for use on [*].

9.	Please replace Section 2(f) with the following language: [*]

10.	Please add the following new Section 2 (k) to the Agreement: [*]. To facilitate performance under this Agreement with Section 1 (d), Section 2 (d), and Section 2 (f), DIADEXUS and BINDING SITE shall maintain in good faith, and [*]. For purposes of this Agreement, modification of [*] by DIADEXUS shall fulfill the obligations of written consent under Section 1 (d) and Section 2 (d).

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11.	Please replace Exhibit A with the Exhibit A attached to this 3rd Addendum.

ENTIRE AGREEMENT; In the event of any conflict between the terms and conditions of this 3rd Addendum and the Agreement, the terms and conditions of this 3rd Addendum shall control. Except as otherwise provided in the 3rd Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This 3rd Addendum and the Agreement (as amended hereby), including without limitation all Attachments hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this 3rd Addendum shall be deemed to be amended unless such addendum is in writing, signed by all parties hereto, and recites specifically that it is an addendum to the terms of this 3rd Addendum and Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this 3rd Addendum to be executed by their fully authorized representatives.

BINDING SITE		DIADEXUS, INC.

BY:	/s/ R. Rowland	BY:	/s/ Patrick Plewman
Printed Name: R. Rowland		Printed Name: Patrick Plewman
Title: CEO		Title: President & CEO

Date: 10/23/08		Date: 10/28/08

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EXHIBIT A

DIADEXUS LABELED PRODUCTS INCLUDED IN DISTRIBUTOR AGREEMENT:

Table 1 lists the Products BINDING SITE may distribute [*].

Table 1.

Catalog #	Description	Unit
PLAC® Test ELISA Kit
90106	Reagent Kit ELISA Kit	1 Coated Microplate 1 Set of 6 Calibrators 1 Conjugate Reagent (23 mL) 1 Wash Buffer (50 mL) 1 TMB Substrate (11 mL) 1 Stop Solution 1N HCl (11 mL)

90104	Controls Kit for ELISA Kit #90106	2 Controls: • 1 vial High (3 mL) • 1 vial Low (3 mL)

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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